Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92138) of BSB Bancorp, Inc. of our report dated May 3, 2002, relating to the financial statements of the BSB Bank & Trust Company 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

Syracuse, NY

June 30, 2003

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